Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. (collectively with XM Satellite Radio Holdings Inc., “XM”), and Gary Parsons (the “Employee”), is made as of April 4, 2007.

WHEREAS, XM and the Employee are parties to that certain Employment Agreement dated as of August 6, 2004 (the “Agreement”);

WHEREAS, XM and the Employee wish to amend and clarify the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Article 2.1 of the Agreement is hereby deleted and replaced in its entirety to read as follows:

Term. Subject to the provisions of Article 4 hereof, this Agreement shall be in effect for a term commencing as of the Effective Date and ending March 31, 2008.

2.	Article 3.1 of the Agreement is hereby amended to add the following as the new last sentence:

For services rendered by EMPLOYEE pursuant to this Agreement for the period August 6, 2007 through March 31, 2008, XM agrees to increase EMPLOYEE’S Base Salary from $475,000 to $525,000.

3.	Article 3.7(d) of the Agreement is hereby amended to add the following as the new last sentence:

In addition, the restrictions described above shall lapse with respect to all options granted pursuant to this Article 3.7(a) (whether exercised or unexercised) upon the EMPLOYEE’S termination of employment as a result of death, Disability, or without Cause or for Good Reason within one year following a Change of Control.

4.	Article 4.5(d) of the Agreement is hereby deleted and replaced in its entirety to read as follows. Such changes have generally been made to comply with the requirements of Section 409A of the Internal Revenue Code.

(d) In the event EMPLOYEE’S employment is terminated by XM without Cause or by EMPLOYEE by resignation for Good Reason:

(i) XM shall pay to EMPLOYEE a lump sum severance payment, in cash, equal to two times the sum of (i) EMPLOYEE’S base salary as in effect immediately prior to the date of termination and (ii) EMPLOYEE’S target annual bonus for the year of termination.

(ii) For the two year period immediately following the date of termination, XM shall arrange to continue to provide EMPLOYEE (and his dependents, where applicable) all applicable benefits available to EMPLOYEE, at no greater after-tax cost to the Executive than the after-tax cost to EMPLOYEE immediately prior to such date or occurrence. With respect to the health, medical, dental, or similar benefits which EMPLOYEE (and/or his dependents) were receiving, XM may pay EMPLOYEE an amount equal to his cost for obtaining equivalent coverage, as an alternative to continuing such benefits.

(iii) XM shall pay EMPLOYEE a pro-rated annual bonus (based on EMPLOYEE’S target annual bonus for the year of termination), for the portion of the calendar year EMPLOYEE was employed by XM prior to the termination.

5.	Article 4.5(e) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

In the event EMPLOYEE’s employment is terminated by XM without Cause or by EMPLOYEE by resignation for Good Reason, notwithstanding anything to the contrary in the equity plans or the applicable award agreement, all options and restricted stock that have been granted to EMPLOYEE shall immediately vest, EMPLOYEE shall be entitled to exercise all options to acquire XM common stock for the eighteen (18) months following termination and any other XM restriction on the sale of securities shall lapse with respect to all options or restricted stock granted to EMPLOYEE.

6.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Virginia.

7.	This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

8.	Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

XM SATELLITE RADIO HOLDINGS INC.

/s/
By:
Title:

XM SATELLITE RADIO INC.

/s/
By:
Title:

EMPLOYEE

/s/ Gary Parsons
Gary Parsons